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                                  Exhibit 11

                  HANOVER FOODS CORPORATION AND SUBSIDIARIES
                      Computation of Earnings Per Share



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
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                                                             Nine weeks ended
                                                 ----------------------------------------
                                                             June 2,             June 4,
                                                                1996                1995
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
PRIMARY

Earnings:
  Net earnings (loss)                            $        (1,131,000)         (1,124,000)
  Preferred stock dividends                                   (8,000)                  -
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Net earnings (loss) applicable to
  common stock                                   $        (1,139,000)         (1,124,000)
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Shares

Weighted average number of shares outstanding                722,667             733,755
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Net earnings (loss) per share - primary          $             (1.58)              (1.53)
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